                                                                  Exhibit 10.43


                                  STOCK OPTION
                         AND RESTRICTED STOCK AGREEMENT

                  STOCK OPTION AND RESTRICTED STOCK AGREEMENT (this "Agreement"), dated as of February 2, 1999 (the "Effective Date"), by and between Harveys Casino Resorts, a Nevada corporation (the "Company"), and Charles W. Scharer (the "Executive"), an employee of the Company or a Subsid iary of the Company.

                  Pursuant to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan"), the Board of Directors of the Company (the "Board"), as the Administra tor of the Plan, has determined that the Executive is to be granted
(i) an option (the "Option") to purchase shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and
(ii) a Restricted Stock award consisting of additional shares of Class A Common Stock and Class B Common Stock (the "Restricted Shares"), each on the terms and conditions set forth herein, and hereby grants such Option and Restricted Stock award. Such grants shall be deemed to satisfy in full the Company's obligations under Section 7.03 of that certain Employment Agreement, of even date herewith, between the Executive and the Company (the "Employment Agreement"). It is intended that the Option shall constitute an "incentive stock option" within the meaning of Section 422 of the Code (an "ISO") to the maximum extent permitted under the Code. Additional provisions relating to the ISO status of the Option are set forth in Section 1 below.

                  Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

                  1. TERMS OF OPTION GRANT. (a) The Option entitles the Execu tive to purchase 360 shares of the Company's Class A Common Stock at a price equal to $20.06 per share (the "Class A Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class A Common Stock as of the Effective Date. The Option also entitles the Executive to purchase 36,000 shares of the Company's Class B Common Stock at a price equal to $20.06 per share (the "Class B Option Exercise Price" and, collectively with the Class A Option Exercise Price, the "Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class B

Common Stock as of the Effective Date. The shares of Class A Common Stock and Class B Common Stock subject to the Option are referred to herein as the "Option Shares."

                           (b)  The term of the Option (the "Option Term") shall
commence on the Effective Date (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Upon expiration of the Option Term, all rights of the Executive hereunder shall terminate.

                           (c) The Option shall vest as to 20% of the Option
Shares on each of the first five anniversaries of the Date of Grant, PROVIDED, that

                                     i)      the Option and such vesting shall
         be subject to the forfeiture provisions of Section 7(b) below (the "Special Forfeiture Provisions"), such that any such vested portion of the Option shall be exercisable from time to time only if and to the extent that such vested portion shall not be subject to forfeiture pursuant to the Special Forfeiture Provisions;

                                    ii)     upon the occurrence of a Change in
         Control (as defined in Section 3 below) at any time prior to the effective date (as determined under the Employment Agreement) of Executive's termination of employment with the Company for any or no reason, the Option shall immediately vest and become exercisable as to 100% of the Option Shares and the Special Forfeiture Provisions shall immediately expire;

                                   iii)    if Executive's employment with the
         Company is terminated (A) by the Company without Cause (as defined in the Employment Agreement as in effect as of the date hereof, or as the same may be amended from time to time, regardless of the termination of the Employ ment Agreement prior to the effective date of such termination) within the 12 month period immediately preceding a Change in Control (or such longer period, not to exceed 18 months prior to such Change in Control, during which significant discussions or other material action regarding such Change in Control occurred) at the request, directly or indirectly, of a third party who has taken steps reasonably calculatedto effect a Change in Control or otherwise in connection with, or in anticipation of a Change in Control, or (B) by Executive for Good Reason (as defined in the Employ-
          ment Agreement) if the grounds constituting Good Reason occur as the result of a Change in Control or within the above-referenced time frame at the request, directly or indirectly, of such a third party or otherwise in connection with, or in anticipation of a Change in Control, (i) the Option shall be deemed to have immediately vested and become exercisable as to 100% of the Option Shares as of the effective date of such Change in Control, (ii) the Special Forfeiture Provisions shall be deemed to have immediately expired as of the effective date of such Change in Control and (iii) the exercisability of the Option shall be as determined under Section 7(a); and

                                    iv)     if Executive's employment with the
          Company is terminated by the Company without Cause or by Executive for Good Reason (as defined in the Employment Agreement), the Option shall immediately vest and become exercisable and the Special Forfeiture Provisions shall immediately expire as to that number of Option Shares that would have vested pursuant to the first clause of this Section 1(c) had Executive's employment continued without interruption through the date that is 24 months following the effective date of such termination as deter mined under the Employment Agreement.

Those Option Shares which, as of any date, have vested pursuant to the first clause of this Section 1(c) but remain subject to the Special Forfeiture Provisions shall be referred to herein as "Vested Option Shares."

          (d) Except as otherwise provided herein, the right of the Executive to purchase Option Shares with respect to which the Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term, PROVIDED, that any exercise of the Option shall be deemed to relate in tandem to both the Class A Common Stock and the Class B Common Stock subject to the Option, such that the ratio of (i) the number of shares of Class A Common Stock issuable upon such exercise to (ii) the total number of shares of Class A Common Stock outstanding on the date hereof shall be the same as the ratio of (iii) the number of shares of Class B Common Stock issuable upon such exercise to (iv) the total number of shares of Class B Common Stock outstanding on the date hereof.

          (e) The Option may be exercised by means of written notice of exercise to the Company specifying the number of Option Shares to be pur-chased, accompanied by payment in full of the aggregate Option Exercise
Price and any applicable withholding amounts (i) in cash or by check, (ii) at any time following the closing of the Company's Initial Public Offering (as defined in Section 3 below) by means of a broker cashless exercise procedure, on terms reasonably acceptable to the Company, providing proceeds sufficient to pay the exercise price and any applicable withholding amounts, or (iii) by any other means of exercise authorized from time to time in the Plan and/or by the Board. In addition, with respect to any exercise of the Option that occurs following Execu tive's termination of employment with the Company at any time prior to the closing of the Company's Initial Public Offering, the Option may, at Executive's election, be exercised through withholding of shares of Common Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value equivalent to the aggregate Option Exercise
Price plus applicable withholding amounts.

          (f) To the extent the Option is intended to constitute an ISO, the ratio of (i) the number of shares of Class A Common Stock to which the ISO portion of the Option relates to (ii) the total number of shares of Class A Common Stock outstanding on the date hereof shall be the same as the ratio of
(iii) the number of shares of Class B Common Stock to which the ISO portion of the Option relates to (iv) the total number of shares of Class B Common Stock outstanding on the date hereof.

      2. TERMS OF RESTRICTED STOCK AWARD. (a) The Restricted Stock award entitles the Executive as of the Date of Grant to receive 270 shares of Class A Common Stock and 27,000 shares of Class B Common Stock (the "Restricted Shares"), subject to the terms and conditions of this Agreement.

                     (b) Subject to the rights and obligations of Executive pursuant to that certain Stockholders Agreement, of even date herewith, by and among the Company, Executive and the other parties thereto (the "Stockholders Agreement"), and except as provided in Section 2(c) below, the Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise dis posed of in any manner or under any circumstances (the "Transfer Restrictions").


                     (c) The Transfer Restrictions shall lapse as to 20% of the Restricted Shares on each of the first five anniversaries of the Date of Grant, PROVIDED, that

                                     i)   the Restricted Shares and such lapse
          shall be subject to the Special Forfeiture Provisions of Section 7(b), such that the Transfer Restrictions shall continue to apply to the Restricted Shares for so long and to the extent that the Restricted Shares shall be subject to forfeiture pursuant to the Special Forfeiture Provisions;

                                    ii)   upon the occurrence of a Change in
          Control at any time prior to the effective date (as determined under the Employment Agreement) of Executive's termination of employment with the Company for any or no reason, the Transfer Restrictions shall immediately lapse as to 100% of the Restricted Shares and the Special Forfeiture Provisions shall immediately expire;

                                   iii)   if Executive's employment with the
          Company is terminated under the circumstances set forth in
          Section 1(c)(iii) above, (i) the Transfer Restrictions shall be deemed to have immediately lapsed as to 100% of the Restricted Shares as of the effective date of such Change in Control, and (ii) the Special Forfeiture Provisions shall be deemed to have immediately expired as of the effective date of the Change in Control; and

                                    iv)   if Executive's employment with the
          Company is terminated by the Company without Cause or by Executive for Good Reason (each as defined above), the Transfer Restrictions shall immediately lapse and the Special Forfeiture Provisions shall immediately expire as to that number of Restricted Shares as to which the Transfer Restrictions would have lapsed pursuant to the first clause of this Section 2(c) had Executive's employment continued without interruption through the date that is 24 months following the effective date of such termination as determined under the Employment Agreement.

Those Restricted Shares as to which, as of any date, the Transfer Restrictions have lapsed pursuant to the first clause of this Section 2(c) but which remain subject to the Special Forfeiture Provisions shall be referred to herein as "Lapsed Restricted Shares."

                           (d)  From and after the Date of Grant and for so long
as the Restricted Shares are held by or for the benefit of the Executive, except as limited by the Stockholders Agreement, the Transfer Restrictions and the Special Forfeiture Provisions, the Executive shall have all the rights of a stockholder of the Company


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

with respect to the Restricted Shares, including but not limited to the right to receive dividends on and the right to vote such shares.

      3. CERTAIN DEFINITIONS. (a) For purposes of this Agreement,
"Initial Public Offering" shall mean the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering shares of the Company's Common Stock, which shares are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

          (b) For purposes of this Agreement, "Change in Control" means the occurrence of one or more of the following events:

                                     i)   the sale, lease, transfer,
          conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

                                    ii)   the adoption by the Company's
          stockholders of a plan of liquidation or dissolution of the Company;

                                   iii)   prior to the time the Company or any
          Parent Corporation completes an Initial Public Offering, the
          Company becomes aware (by way of a report or any other filing pursuant to Section 13(d of the Exchange Act, proxy vote, written notice or otherwise) of the acquisi tion by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting of the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction;

                                    iv)   subsequent to the time the Company or
          any Parent Corporation completes an Initial Public Offering, the Principals and


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


          their Related Parties shall directly or indirectly beneficially own shares of capital stock representing less than 25% of the total voting power entitled to vote in the election of the Board of Directors of the Company and either (A) any other Person directly or indirectly beneficially owns shares of capital stock representing voting power in excess of the voting power represented by shares of capital stock owned by the Principals and their Related Parties or (B) individuals who were the voting members of the Company's Board of Directors at the beginning of any two year period commencing subsequent to the Initial Public Offering (together with any new voting directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

                           (c) For purposes of this Agreement, the following
terms shall have the meanings as set forth below:

                                     i) "Exchange Act" means the Securities
          Exchange Act of 1934, as amended, and the rules and regulations promulgated there under;

                                    ii)   "Principals" means Colony
          Investors III, L.P., Colony Capital, Inc. and any of their respective affiliates and any of the Company's officers and directors; and

                                   iii) "Related Party" with respect to any
          Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

                           (d)  For purposes of this Agreement, "Fair Market
Value"(when capitalized, unless the context clearly indicates otherwise) means, as of any given date, (A) if the Common Stock is publicly traded, the closing sale price of the


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



Common Stock on such date (or the nearest preceding date on which the Common Stock was traded) as reported in the Western Edition of THE WALL STREET JOURNAL, or (B) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined in accordance with the procedures set forth below, in each case based on the per share value of the Company as a whole as of the relevant date, without any discount for the sale of a minority interest and without considering lack of liquidity, including transfer and other restrictions on the Common Stock:

                                i) The Board shall determine the fair market value of the Common Stock in good faith, using commercially reasonable methods and at the Company's sole expense, PROVIDED, that if Executive is a member of or non-voting observer on the Board, Executive shall recuse himself from all deliberations of the Board regarding such determination, and except as otherwise provided herein shall not be entitled to receive or be provided access to any minutes or other records of the Board with respect to such determination. The Board shall communicate the per share valuation as so determined in writing to Executive within 20 business days following the date written notice is provided or the Board takes cognizance of the need to determine the Fair Market Value of the Common Stock, and upon Execu tive's request, the Board shall provide Executive appropriate supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. If acceptable to Executive, the fair market value of the Common Stock shall be as so determined.

                               ii) If the fair market value as determined under (i) is not acceptable to Executive, Executive shall determine the fair market value of the Common Stock in good faith, using commercially reasonable methods and at Executive's sole expense, and shall communicate the per share valuation as so determined in writing to the Board within 20 business days following the Board's communication to Executive of the per share valuation pursuant to (i) above and, upon the Board's request, Executive shall provide to the Board appropriate supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. If acceptable to the Board, the fair market value of the Common Stock shall be as so determined.

                              iii) If the fair market value as determined under (ii) is not acceptable to the Board, the Board and Executive shall then negotiate in good faith to agree upon the fair market value of the Common Stock, based on the valuations under (i) and (ii) above.

                             iv) If the Board and Executive shall be unable by the foregoing means to agree upon the fair market value of the Common Stock within ten business days after the Board has been advised of Execu tive's valuation, the issue shall then be submitted to binding arbitration in Las Vegas, Nevada according to the rules and procedures of the American Arbitration Association. The Company and Executive shall each submit to the arbitrator their valuations under (i) and (ii) above, together with all supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. The arbitrator shall then be instructed to choose which of the two valuations more closely reflects the fair market value of the Common Stock, and shall not have the right to choose a third valuation as the appropriate fair market value of the Common Stock. The party whose valuation is not so chosen by the arbitrator shall pay any and all costs and expenses of the arbitration (but not the initial valuation of the other party), including without limitation reasonable attor neys' fees and other fees incurred by the prevailing party in such arbitration. Judgment may be entered on the arbitrator's determination and award.

                  4. DEFERRED COMPENSATION ARRANGEMENT WITH RESPECT TO RESTRICTED SHARES. Notwithstanding anything herein to the contrary, at any time prior to the occurrence of a Distribution Event (as defined in the Deferred Compen sation Agreement, of even date herewith, between Executive and the Company (the "Deferred Compensation Agreement")) that the Transfer Restrictions and Special Forfeiture Restrictions would otherwise lapse with respect to any portion of the Restricted Shares and result in the recognition of income by Executive, such Restricted Shares (the "Deferred Shares") shall be cancelled and an equivalent number of Deemed Deferred Shares (as defined in the Deferred Compensation Agreement) shall be added to the Restricted Stock Sub-Account under the Deferred Compensation Agreement.

                  5. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in the kind and number of Restricted Shares and in the kind, number and option price of shares of Common Stock subject to the Option, as may be determined by the Board in good faith.

                  6. NONTRANSFERABILITY OF OPTION AND OPTION SHARES; OPTION SHARES AND RESTRICTED SHARES SUBJECT TO STOCKHOLDERS AGREEMENT. (a) The Option and this Agreement shall not be transferable and, during the lifetime of Executive, the Option may be exercised only by Executive; PROVIDED, HOWEVER, that the Executive shall be permitted to transfer the Option and this Agreement to a trust controlled by the Executive during the Executive's lifetime for estate planning purposes, and provided, further, that the limited transferability provisions set forth in the immediately preceding proviso shall apply to any portion of the Option that constitutes an ISO only to the extent such provisions are consistent with Section 422(b) of the Code. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

                           (b)  The Executive, the Restricted Shares and, upon
exercise of the Option, the Option Shares, shall at all times and in all respects be subject to the Stockholders Agreement, the provisions of which shall be deemed to be incorporated into this Agreement.

                  7. EFFECT OF TERMINATION OF EMPLOYMENT; SPECIAL FORFEITURE PROVISIONS. (a) Upon the termination of Executive's employment with the Com pany under any circumstances and for any or no reason (including without limita tion by reason of the death or Disability of the Executive or the sale of such Subsidiary), the Option shall immediately terminate as to all Option Shares that shall not have vested as of the effective date (as determined under the Employment Agreement) of such termination of employment, and the Executive shall forfeit all Restricted Shares as to which the Transfer Restrictions have not lapsed as of such date of termination, in each case taking into account any additional vesting and/or lapse that shall have occurred by reason of the provisions of Sections 1(c)(iv) and 2(c)(iv). Notwithstanding the foregoing, to the extent the provisions of Sections 1(c)(iii) and 2(c)(iii) shall apply in connection with a Change in Control, (i) the Option shall be deemed to have been vested and exercisable in full as of the effective date of Executive's termination of employment, (ii) the Transfer Restric tions shall be deemed to have lapsed in full and the Special Forfeiture Provisions shall be deemed to have expired as of the effective date of such Change in Control


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


and (iii) the exercise provisions of Section 7(c) shall apply as if Executive's employment had been terminated as of the date of such Change in Control.

                       (b) In addition, in the event the Executive's employment with the Company is terminated prior to the Forfeiture Provision Expiration Date (as defined below) (i) at any time prior to the fifth anniversary of the Date of Grant by the Executive other than for Good Reason or
(ii) at any time by the Company for Cause (each as defined above), Executive shall thereupon forfeit that portion of the Vested Option Shares and Lapsed Restricted Shares equal to the Applicable Reduction Percentage (as defined below).

                             i) The "Applicable Reduction Percentage" shall mean (A) at all times prior to the occurrence of an Initial Public Offering, two-thirds and (B) at all times following an Initial Public Offering but prior to the occurrence of a 50% Colony Sell-Down, one-third.

                            ii) The Special Forfeiture Provisions shall expire in their entirety as of the date of (x) the Company's Initial Public Offering, if such Initial Public Offering occurs subsequent to a 50% Colony Sell-Down, (y) a 50% Colony Sell-Down that occurs at any time subsequent to the Company's Initial Public Offering or (z) a Change in Control (the "Forfeiture Provision Expiration Date").

                           iii) A "50% Colony Sell-Down" shall be deemed to occur when the Principals and their affiliates (excluding officers and employees of the Company who are Principals or affiliates merely by reason of their being such an officer or employee) shall, directly or indirectly, beneficially own shares of capital stock of the Company representing less than 50% of the largest total number of such shares theretofore owned by such persons.

                       (c)     Subject to the Company's call rights set forth in
Section 8, any portion of the Option that, pursuant to Section 1(c) above, shall be vested and exercisable as of the effective date of Executive's termination of employment (the "Termination Date") shall be exercisable in whole or in part for a period of 90 days following the Termination Date (180 days in the event of termination by reason of disability, and one year in the event of termination by reason of death). All Option Shares with respect to which the Option shall be so vested and exercis able shall be referred to herein as "Vested and Exercisable Option Shares." Upon expiration of such period, any unexercised portion of the Option shall terminate in full; provided, however, that if the Company provides notice to the Executive of its intent to exercise the Call pursuant to Section 8, any portion of the Option subject to such exercise shall terminate as of the closing of the Call.

                  8. CALL RIGHTS. In the event of (I) the termination of the Executive's employment with the Company at any time, under any circumstances and for any or no reason, (II) a Change in Control or (III) any transfer of any Option Shares or Restricted Shares by the Executive under any circumstances (other than to a trust controlled by Executive for estate planning purposes, the trustee of which agrees in writing to be subject in all events and for all purposes to the Company's Call as set forth herein), including pursuant to any arrangement, proceeding, decree, judgement, order or application of law relating to the division of property for domestic relations purposes, for a period commencing on the date of such event and expiring upon the Company's Initial Public Offering (the "Call Exercise Period"), the Company shall have the right to purchase from the Execu tive, by giving written notice to the Executive pursuant hereto and in accordance with the terms and conditions of Section 8(a) below (the "Call") (x) any or all of such portion of the Option as shall relate to Vested and Exercisable Option Shares as of the date such written notice is given (the "Call Exercise Date"), (y) any or all Option Shares owned by the Executive as of the end of business on the Call Exercise Date and/or (z) any or all Restricted Shares as of the end of business on the Call Exercise Date as to which the Transfer Restrictions shall have lapsed pursuant to Section 2(c) and which shall not theretofore have been forfeited by Executive pursuant to Section 7(b).

                   (a) The following terms and conditions shall apply to the exercise of the Call:

                             i) If exercising its rights under (x) above, the Company shall pay the Executive an amount in cash equal to the product of (A) the excess, if any, of the Fair Market Value of a share of Class A Common Stock or Class B Common Stock, as applicable, as of the Termina tion Date (the "Call Price") over the Class A Option Exercise Price or Class B Option Exercise Price, as applicable, and (B) the number of shares of Class A Common Stock or Class B Common Stock, as applicable, that the portion of the Option being purchased by the Company pursuant to the Call would otherwise entitle the Executive to purchase.

                        ii) If exercising its rights under (y) or (z) above, the Company shall pay the Executive an amount equal to the product of
         (A) the Call Price and (B) the number of Option Shares or Restricted Shares, as applicable, being purchased pursuant thereto.

                  (b) The closing with respect to the exercise of the Call shall take place at the Company's executive offices within 30 days following the Call Exercise Date (the "Scheduled Closing Date").

                  (c) Notwithstanding any other provision hereof, the Company may assign, without the consent of the Executive, its rights under this
Section 8; provided, that no such assignment shall release the Company from its obligations hereunder.

                  (d) The Call shall terminate upon the closing of the Company's Initial Public Offering.

              9. INVESTMENT REPRESENTATION. The Executive hereby represents and warrants to the Company that the Executive, by reason of the Executive's business or financial experience (or the business or financial experience of the Executive's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Executive's own interests in connection with the transactions contemplated under this Agreement.

             10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

         If to Company:             Harveys Casino Resorts
                                    Highway 50 and Stateline Avenue
                                    P.O. Box 128
                                    Lake Tahoe, Nevada 89449
                                    Attention:  John J. McLaughlin
                                    Facsimile:  775-586-6852
         with a copy to:            Colony Capital, Inc.
                                    1999 Avenue of the Stars
                                    Los Angeles, California 90067
                                    Attention:  Kelvin L. Davis
                                    Facsimile: 310-282-8808

         and a copy to:             Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attention:  Jonathan H. Grunzweig
                                    Facsimile: 213-687-5600

         If to the Executive:       Charles W. Scharer
                                    P.O. Box 4735
                                    148 Granite Springs Drive
                                    Stateline, Nevada 89449
                                    Facsimile: 775-588-6399

         with a copy to:            Michael Forman
                                    Klehr, Harrison, Harvey, Branzburg &
                                    Ellers LLP
                                    1401 Walnut Street
                                    Philadelphia, Pennsylvania 19102
                                    Facsimile: 215-568-3206

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

                  11. SECURITIES LAWS REQUIREMENTS. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Executive upon exercise of the Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Executive furnish a written representation that he is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public, and the Executive hereby represents and warrants that he is acquiring the Restricted Shares for investment and not with a view to resale or distribution to the public. The Executive hereby represents and warrants that he understands that the Option Shares and the Re-stricted Shares are "restricted securities," as defined in Rule 144 under the Securi ties Act, and that any resale of the Option Shares or the Restricted Shares must be in compliance with the registration requirements of the Securities Act or an exemp tion therefrom. Each certificate representing Option Shares or Restricted Shares shall bear the legend set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTH ERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 2, 1999, BY AND AMONG HARVEYS CASINO RESORTS, A NEVADA CORPORATION, AND CERTAIN OF ITS STOCKHOLDERS AND THAT CERTAIN STOCK OPTION AND RESTRICTED AWARD AGREEMENT, OF EVEN DATE HEREWITH, BETWEEN THE COMPANY AND ONE OF ITS SENIOR EXECUTIVES. ANY TRANSFEREE OF THESE SECURITIES SHALL TAKE SUBJECT TO THE TERMS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS, AND NO TRANS FER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSU ANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

Further, if the Company determines that the listing or qualification of the Option Shares under any securities or other applicable law is necessary in order to avoid a violation of any securities laws, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company, PROVIDED, that the Company shall pursue such listing or qualification diligently and in good faith.

                  12. NO OBLIGATION TO REGISTER SHARES. Except as provided in the Stockholders Agreement, the Company shall be under no obligation to register the Restricted Shares or the Option Shares.

                  13. PROTECTIONS AGAINST VIOLATIONS OF AGREEMENT. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or Option Shares by any holder thereof in violation of the provisions of this Agreement, the Stockholders Agree ment or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Restricted Shares or Option Shares on its books nor will any of the Restricted Shares or Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

                  14. WITHHOLDING REQUIREMENTS. Executive shall, no later than the date as of which the value of any award hereunder becomes includable in his gross income (after taking into account the provisions of Section 4 hereof), pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes or other amounts of any kind required by law to be withheld with respect thereto. The obligations of the Company hereunder shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Executive.

                  15. FAILURE TO ENFORCE NOT A WAIVER. The failure to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                  16. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Nevada without regard to its principles of conflict of laws.

                  17. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option, the Restricted Stock award and this Agreement shall be subject to all terms and conditions of the Plan; provided, however, that in the event of a conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall govern.

                  18. AMENDMENTS. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

                  19. RIGHTS AS A STOCKHOLDER. Neither the Executive nor any of the Executive's successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

                  20. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan, the granting of the Restricted Stock award and the Option, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Executive has a right to continue as an employee of the Company or any Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

                  21. AUTHORITY OF THE BOARD. The Board shall have full authority to interpret and construe the terms of the Plan and this Agreement, and shall do so in good faith.

                  22. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved in accordance with the arbitration provisions of the Employment Agreement as in effect as of the date hereof, or as the same may be amended from time to time, regardless of the expiration of the Employment Agreement prior to the resolution of such dispute, and such arbitration provisions shall be deemed to be incorporated herein by this reference.

                  23. MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Executive shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Restricted Shares or Option Shares acquired under this Agreement without the prior written consent of the Company or its underwrit-ers, provided, that the Executive shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Employee Stockholder (as defined in the Stockholders Agreement) having commen surate job duties and responsibilities in the Company is subject, or that would prevent the Executive from effectuating a sale pursuant to Section 2.5 of the Stockholders Agreement or Section 3.1 of the Stockholders Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.


                                       HARVEYS CASINO RESORTS


                                       By: /s/ John J. McLaughlin
                                          --------------------------------
                                          Name:  John J. McLaughlin
                                          Title:  Chief Financial Officer


                                       The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and provisions of the Plan and the Stockholders Agreement herein incorporated by reference.


                                       /s/ Charles W. Scharer
                                       ------------------------------------
                                       CHARLES W. SCHARER

                                       Address:   P.O. Box 4735
                                                  148 Granite Springs Drive
                                                  Stateline, Nevada 89449



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